Financial Institutions, Inc.

June 8, 2005

Peter G. Humphrey, President and Chief Executive Officer, and Financial Institutions,

Inc., his employer, do hereby mutually agree that Mr. Humphrey’s employment agreement,

dated June 25, 1999, will not be renewed for another three-year term. It is further agreed that the effective termination date of the agreement is June 25, 2005.

Peter G. Humphrey President & CEO	John R. Tyler, Jr. Lead Director Financial Institutions, Inc.

Peter G. Humphrey _6/8/05	John R. Tyler, Jr. 6/8/05

Signature/Date	Signature/Date